UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2010

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 18, 2010, we held our annual meeting of stockholders. At the annual meeting, our stockholders:

(i)    elected the whole Board of Directors to serve until the next annual meeting and their successors are duly elected and qualified; and

(ii)   ratified the selection of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2010.

A total of 21,838,032 shares of Common Stock were present in person or by proxy at the meeting, representing approximately 95% of the voting power of the Company entitled to vote.

The votes cast on the matters that were brought before the annual meeting, including broker non-votes where applicable, were as set forth below:

	Number of Votes
	In Favor	Withheld	Broker Non-Votes
Nominees for Election to Board of Directors:
William E. Curran	16,026,056	12,847	5,799,129
Charles W. Hull	16,010,291	28,612	5,799,129
Jim D. Kever	15,909,734	129,169	5,799,129
G. Walter Loewenbaum, II	15,446,935	591,968	5,799,129
Kevin S. Moore	16,013,971	24,932	5,799,129
Abraham N. Reichental	15,979,992	58,911	5,799,129
Daniel S. Van Riper	16,026,106	12,797	5,799,129
Karen E. Welke	16,026,636	12,267	5,799,129

	For	Against	Abstentions	Broker Non-Votes
Ratification of BDO Seidman, LLP as Independent Registered Public Accounting Firm	21,787,521	47,444	3,067	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 19, 2010
By: /s/ Robert M. Grace, Jr.
(Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary